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                                                                      EXHIBIT 11

                                 ALPHAREL, INC.


                STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
                ------------------------------------------------
                                   (Unaudited)



                                                     For the three months
                                                        ended March 31,
                                                     ---------------------
                                                   1996                1995
                                                   ----                ----

Net income per consolidated financial
     statements                               $     677,000       $     225,000

Primary net income per share:
Weighted average common shares                   18,053,000          13,741,000
Common stock equivalents:
     Common stock options                                 -             324,000
     Common stock warrants                          760,000                   -
                                              -------------       -------------
Weighted average shares outstanding              18,813,000          14,065,000
                                              -------------       -------------
                                              -------------       -------------
Fully diluted net income per share:
Weighted average common shares                   18,053,000          13,741,000
Common stock equivalents:
     Common stock options                                 -             324,000
     Common stock warrants                          760,000                   -
                                              -------------       -------------
Weighted average shares outstanding              18,813,000          14,065,000
                                              -------------       -------------
                                              -------------       -------------

Net income per share:
     Primary                                  $         .04       $         .02
                                              -------------       -------------
                                              -------------       -------------
     Fully diluted                            $         .04       $         .02
                                              -------------       -------------
                                              -------------       -------------